Exhibit 10.40

Execution Version

MASTER REIMBURSEMENT AGREEMENT

MASTER REIMBURSEMENT AGREEMENT for the Issuance of Standby Letters Of Credit (this “Agreement”), dated as of May 9, 2018, by and between CAPITAL SOUTHWEST CORPORATION, a Texas corporation (the “Borrower”), and ING CAPITAL LLC (the “Issuer” and together with the Borrower, the “Parties”).

WHEREAS, the Borrower wishes to enter into this Agreement with the Issuer for the issuance of Standby Letters of Credit (as hereinafter defined);

WHEREAS, the Issuer has agreed to enter into this Agreement with the Borrower and to issue the Standby Letters of Credit from time to time requested by the Borrower, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Parties agree to the following terms and conditions:

SECTION 1.Definitions.  As used in this Agreement or in the Application Form (as hereinafter defined), the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Adjusted LIBO Rate” means, for each period equal to three months (commencing on the date hereof), an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) (a) the LIBO Rate for such period multiplied by (b) the Statutory Reserve Rate for such period and (ii) zero.

“Applicant” has the meaning set forth in Section 2.

“Application Form” means an application for the issue of a Standby Letter of Credit submitted by the Borrower to the Issuer, substantially in the form attached hereto as Exhibit A or as otherwise approved by the Issuer in its reasonable discretion.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%, and (c) zero. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Beneficiary” means anyone named in the Standby Letter of Credit as the person or entity authorized to submit a Demand and any other accompanying documents and instruments to the Issuer for payment.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial Issuers in New York City are authorized or required by law to remain closed.

“Change in Law” has the meaning given to such term in the Revolving Credit Agreement.

“Default” means any event or circumstance which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Demand” means any claim, demand or request for payment made by a Beneficiary, and paid by the Issuer on the basis of a Standby Letter of Credit or any other similar instrument issued pursuant to this Agreement.

“Dollars” means lawful money of the United States of America.

“Event of Default” means the occurrence of any event or condition set forth in Section 11 herein.

“Excluded Taxes” means (A) U.S. federal withholding taxes imposed on amounts payable to or for the account of the Issuer in respect of any payments hereunder pursuant to a law in effect as of the date of this Agreement, (B) to the extent that Issuer is entitled to an exemption from or reduction of withholding tax with respect to any payments hereunder, taxes attributable to the Issuer’s failure to provide any documentation and/or certifications to the Borrower that are required under applicable law to obtain such reduction or exemption from such taxes, and (C) U.S. federal withholding taxes imposed under the Foreign Account Tax Compliance Act.

“Facility Documents” means this Agreement, each Application Form and all other agreements and documents executed and/or delivered pursuant hereto, as each may be amended, modified, extended or renewed from time to time.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Issuer of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Issuer from three Federal funds brokers of recognized standing selected by it.

“ISP98” means the International Standby Practices published by the International Chamber of Commerce.

“LC Exposure” means, at any time, the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time (including any Standby Letter of Credit for which a draft has been presented but not yet honored by the Issuer).

“LIBO Rate” means, as of any date of determination, (i) the Intercontinental Exchange Benchmark Administration Ltd. LIBO Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making such rates available) per annum for deposits in Dollars for a period equal to three months appearing on the display designated as Reuters Screen LIBO01 Page (or such other page on that service or such other service designated by the Intercontinental Exchange Benchmark Administration Ltd. LIBO Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making such rates available) for the display of such Administration’s Interest Settlement Rates for deposits in Dollars) as of 11:00 a.m., London time on the day that is two Business Days prior to such date of determination (or if such Reuters Screen LIBO01 Page is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time), (ii) if the Issuer determines that the sources set forth in clause (i) are unavailable as of such date of determination, LIBO Rate for purposes of this definition shall mean the rate of interest determined by the Issuer to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars for a period equal to three months are offered to the Issuer two (2) business days preceding such date of determination by leading banks in the London interbank market as of 11:00 a.m. for delivery on such date of determination, for the number of days comprised therein and in an amount comparable to the amount of Obligations outstanding hereunder, or (iii) if the Issuer determines that the sources set forth in clause (i) are permanently unavailable for deposits in Dollars for a period equal to three months, LIBO Rate for purposes of this definition shall mean a comparable or successor rate, which rate is reasonably approved by the Issuer in consultation with the Borrower and which rate is consistent with the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time; provided, that if the LIBO Rate is less than zero for any relevant period, such rate shall be deemed to be zero for such period.  To the extent a comparable or successor rate is approved by the Issuer in consultation with the Borrower in accordance with clause (iii) above, the approved rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for the Issuer, such approved rate shall be applied in a manner as otherwise reasonably determined by the Issuer.

“Maximum Facility Amount” has the meaning set forth in Section 2.

“Obligations” has the meaning set forth in Section 4.

“OFAC” means the Office of Foreign Asset Control, Department of the Treasury.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes imposed with respect to an assignment.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Issuer may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Revolving Credit Agreement” means that certain Senior Secured Revolving Credit Agreement, dated as of August 16, 2016, by and among the Borrower, as borrower, the lenders from time to time party thereto, and the Issuer, as administrative agent, as amended, supplemented or otherwise modified from time to time.

“Solvent” means, with respect to the Borrower, that as of the date of determination, both (a) (i) the sum of the Borrower’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets, (ii) the Borrower’s capital is not unreasonably small in relation to its business as contemplated on the date hereof and reflected in any projections delivered to the Issuer or with respect to any transaction contemplated or undertaken after the date hereof, and (iii) the Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) the Borrower is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Standby Letter of Credit” means any credit instrument issued by the Issuer, for the benefit of the Applicant, upon presentation by the Borrower of an Application Form and pursuant to the terms and conditions hereunder.

“Statutory Reserve Rate” means, for each period equal to three months (commencing on the date hereof), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States of America to which the Issuer is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D).  Such reserve percentages shall include those imposed pursuant to Regulation D.  Obligations hereunder shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Issuer under Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Taxes” means any present or future taxes or other amounts for or on account of levies, imposts, duties, deductions, withholdings or other charges of whatsoever nature, imposed, levied, collected, withheld or assessed by any governmental authority excluding taxes on the net income (however denominated), franchise taxes, and branch profits taxes, in each case, imposed on the Issuer.

“UCP” means the Uniform Customs and Practices for Documentary Credits published by the International Chamber of Commerce.

SECTION 2.Letter of Credit Facility.  The Borrower may request, by the submission of an Application Form, that the Issuer issue Standby Letters of Credit, for its own account or for the account of any designee of the Borrower acceptable to the Issuer (the Borrower or such designee, as applicable, the “Applicant”; provided that, for the avoidance of doubt, the Borrower shall remain primarily liable to the Issuer hereunder for payment and reimbursement of all Obligations payable in respect of any Standby Letter of Credit issued hereunder) during the period commencing on the date hereof and expiring on the earlier to occur of (x) May [__], 2019, (y) the termination or satisfaction of the commitments or obligations under the Revolving Credit Agreement and (z) in the event the Issuer delivers to the Borrower a written notice of termination of the Issuer’s obligations hereunder, the termination date specified in such written notice; provided that, unless an Event of Default shall have occurred and be continuing, such termination date shall be not less than sixty (60) days after the delivery of such written notice.  The Issuer agrees to issue Standby Letters of Credit prior to the date of termination of the Issuer’s obligations hereunder in accordance with and subject to the terms and conditions hereof, including the satisfaction of each of the conditions set forth in Section 3 with respect to each requested issuance of a Standby Letter of Credit.  No Standby Letter of Credit may have an expiration date (including expiration under any automatic renewal of any Standby Letter of Credit unless such automatic renewal is subject to cancellation by the Issuer upon not more than 60 days’ (or such longer period as Issuer may agree in its sole discretion) notice to the Beneficiary of such Standby Letter of Credit) that is on or after May [__], 2019.  The aggregate face amount of Standby Letters of Credit issued hereunder (whether or not drawn) shall not exceed $5,000,000 at any time outstanding (the “Maximum Facility Amount”).  Each Standby Letter of Credit shall be governed by the terms of this Agreement and the other Facility Documents and shall only be issued and payable in Dollars.  Each Standby Letter of Credit will be issued in a form reasonably acceptable to the Issuer.

SECTION 3.Conditions for Issuance of Standby Letters of Credit.  The effectiveness of this Agreement on the date hereof and the Issuer’s obligation to issue Standby Letters of Credit hereunder is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior to the issuance of such Standby Letter of Credit and to the satisfaction of the following further conditions:

(a) On the date hereof, the Issuer shall have received, from each party hereto, either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Issuer (which may include telecopy or e-mail transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement;

(b) On the date hereof, the Issuer shall have received a certificate of the secretary or assistant secretary of the Borrower, dated the date hereof, certifying that attached thereto are (1) true and complete copies of the organizational documents of the Borrower certified as of a recent date by the appropriate governmental official, (2) signature and incumbency certificates of the officers of such Person executing the Facility Documents to which it is a party, (3) true and complete resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party as of the date hereof and, and that such resolutions are in full force and effect without modification or amendment, (4) a good standing certificate from the applicable governmental authority of the Borrower’s jurisdiction of incorporation, dated a recent date prior to the date hereof, and (5) such other documents and certificates as the Issuer may reasonably request relating to the organization, existence and good standing of the Borrower, all in form and substance reasonably satisfactory to the Issuer;

(c) On the date hereof, the Issuer shall have received a solvency certificate of a financial officer of the Borrower dated the date hereof and addressed to the Issuer, and in form, scope and substance reasonably satisfactory to the Issuer, certifying that both before and after giving effect to the transactions contemplated hereby, the Borrower will be Solvent on an unconsolidated basis;

(d) On the date hereof and on the date of issuance of any Standby Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

(e) On the date hereof and on the date of issuance of any Standby Letter of Credit, the Issuer shall have received all fees and other amounts due and payable on or prior to the date hereof or the requested date of issuance of such Standby Letter of Credit, as applicable, including reimbursement or payment of all out-of-pocket expenses (including reasonable attorneys’ fees) payable under Section 9(b);

(f) The Issuer shall have received an Application Form with respect to such Standby Letter of Credit, duly completed and executed by an authorized officer of the Borrower;

(g) The face amount of such Standby Letter of Credit shall be equal to or less than the remaining Availability (hereinafter defined).  The term “Availability” shall mean, at any time, the Maximum Facility Amount minus the aggregate face amount of all Standby Letters of Credit previously issued and then outstanding hereunder;

(h) On the date hereof and on the date of issuance of any Standby Letter of Credit, the representations and warranties set forth in Section 10 hereof shall be true and correct in all material respects (without duplication of materiality qualifiers);

(i) On the date hereof and on the date of issuance of any Standby Letter of Credit, except as otherwise approved by the Issuer in its sole discretion, there shall be no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could reasonably be expected to result in a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower, or (b) the validity or enforceability of any of the Facility Documents or the rights or remedies of the Issuer or the ability of the Borrower to perform its obligations thereunder; and

(j) On the date hereof and on the date of issuance of any Standby Letter of Credit, no “Default” or “Event of Default” (each as defined in the Revolving Credit Agreement) shall have occurred and be continuing.

Each request for issuance of a Standby Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the satisfaction of the matters specified in this Section 3.

SECTION 4.Borrower’s Obligations.  The Borrower unconditionally promises to pay to the Issuer, in accordance with this Section 4, the following amounts (collectively, the “Obligations”):

(a) The Borrower shall pay to Issuer any and all amounts paid by the Issuer on the basis of a Demand made by a Beneficiary of any Standby Letter of Credit issued hereunder, which amounts shall be due automatically on the date that is three (3) Business Days after the date of such payment by the Issuer without the need for further action of any party;

(b) On the date of written demand therefor delivered by the Issuer to the Borrower, all charges, fees, deductions or withholdings of any nature agreed upon by the Parties or imposed by a regulatory authority in connection with this Agreement, any Standby Letter of Credit or any transactions hereunder or thereunder, to the extent that such payment is provided for in Section 12, the next paragraph of this Section or in other provisions of this Agreement;

(c) On the date of issuance of any Standby Letter of Credit, the Issuer’s standard issuance fee on the face amount of each Standby Letter of Credit upon issuance, together with such other customary fees, commissions and expenses therefor as shall be required by the Issuer or any correspondent thereof (if any); it being understood that if no such fee or commission is specified with respect to any such Standby Letter of Credit, such fee shall be deemed to equal $750 with respect to such Standby Letter of Credit;

(d) Within five (5) Business Days after written demand therefor delivered by the Issuer to the Borrower, all sums and expenses, including attorneys’ fees, collection, legal and receiver’s expenses, advanced or otherwise incurred by the Issuer in enforcing its rights and collecting overdue amounts in connection with this Agreement, any Standby Letter of Credit or any transactions hereunder or thereunder, to the extent that such payment is provided for in Section 9; and

(e) The Borrower agrees to pay to the Issuer a letter of credit fee (the “Letter of Credit Fee”) with respect to Standby Letters of Credit issued hereunder, which shall accrue at a rate per annum equal to the Adjusted LIBO Rate plus three percent (3.0%) (or, in the case of any interest, fee, charge or other amount bearing interest by reference to the Base Rate pursuant to the terms hereof, two percent (2.0%)) on the average daily amount of the Issuer’s LC Exposure during the period from and including the date hereof to the later of the date on which Issuer’s obligations terminate hereunder and the date on which the Issuer ceases to have any LC Exposure.  Letter of Credit Fees accrued through and including the first day of each calendar month shall be payable on the third Business Day following the first day of such calendar month, commencing on the first such date to occur after the date hereof; provided that all such Letter of Credit Fees shall be payable on the date on which the Issuer’s obligations terminate hereunder, and the Borrower shall pay any such fees that have accrued and that are unpaid on such termination date.

All payments by the Borrower to the Issuer hereunder shall be made free and clear of and without deduction for Taxes.  If the Borrower shall be required to withhold or deduct Taxes from any sum payable to the Issuer hereunder, (i) the Borrower shall make such necessary withholdings and deductions, (ii) the Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that the Issuer shall not be required to make any deduction or payment of Taxes, and (iii) unless such Tax is an Excluded Tax, the sum payable to the Issuer shall be increased as may be necessary so that the Issuer receives an amount equal to the sum it would have received had no withholdings or deductions been made.  The Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Issuer timely reimburse it for the payment of, any Other Taxes. If the Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4 (including by the payment of additional amounts pursuant to this Section 4), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Issuer and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). This paragraph shall not be construed to require the Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower.

All Obligations hereunder and under the Facility Documents shall bear interest, in the case of Obligations described in clause 4(a), from the date of the incurrence thereof, and in the case of all other Obligations, from the date of when due to the date of payment, at a rate per annum equal to the Adjusted LIBO Rate plus three percent (3.0%) (or, in the case of any interest, fee, charge or other amount bearing interest by reference to the Base Rate pursuant to the terms hereof, two percent (2.0%)); provided, however, that at the Issuer’s option, upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Agreement shall bear interest at a per annum rate equal to the Adjusted LIBO Rate plus five percent (5.0%) (or, in the case of any interest, fee, charge or other amount bearing interest by reference to the Base Rate pursuant to the terms hereof, four percent (4.0%)), but in no event shall the Obligor pay interest in excess of the maximum rate permitted by applicable law.

The Borrower shall make each payment required to be made by it hereunder or under any other Facility Document prior to 12:00 p.m., New York City time, on the date when due, in immediately available funds, in Dollars, without set-off, deduction or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Issuer, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Issuer at the account set forth on Schedule I, or to such other account as may be designated by the Issuer to the Borrower from time to time in writing.  All interest and fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day), and interest shall continue to accrue at the applicable rate set forth herein whether or not a Default or Event of Default exists or a judgment has been entered.

SECTION 5.Performance of Obligations.  The Borrower’s Obligations set forth in Section 4 above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms and conditions of this Agreement, under all circumstances, including but not limited to:

(a) Any declaration that this Agreement or any Standby Letter of Credit issued hereunder are invalid or unenforceable;
(b) Any amendment or waiver of or consent to departure from the terms and conditions contained herein or any Standby Letter of Credit issued hereunder;

(c) Any claim, set-off, defense or other rights which the Borrower, any Applicant or any other person may have at any time against any Beneficiary or any transferee of a Standby Letter of Credit issued hereunder, the Issuer, or any other person, whether in connection with this Agreement or otherwise;

(d) Any statement or other document, presented in connection with a Standby Letter of Credit issued hereunder, that on its face appears to be genuine and substantially compliant, but proving to be forged, fraudulent, invalid, insufficient, untrue or inaccurate in any respect;

(e) Payment by the Issuer pursuant to a Standby Letter of Credit issued hereunder, against presentation of a draft, certificate or any other document not compliant with the terms and conditions contained herein or therein; provided, however, that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuer;

(f) The Issuer’s failure to honor any drawing under any Standby Letter of Credit issued hereunder or to make any payment of a Demand on the ground that such Demand does not conform to the terms and conditions of the relevant Standby Letter of Credit; or

(g) Any circumstance which might constitute a legal or equitable discharge of any Obligations of the Borrower (other than the payment and satisfaction in full of the Obligations in accordance with the terms of the Facility Documents).

SECTION 6.Payment of Demands.  Pursuant to the issuance of a Standby Letter of Credit, the Issuer and its correspondents may receive, accept and pay any Demands or other documents and instruments, that appear on their face to be compliant with the terms and conditions herein or thereunder, signed by, or issued to, the receiver, bankruptcy trustee, executor, administrator, guardian or conservator of the Beneficiary.  The Issuer in its sole discretion shall determine whether Demand has been made prior to the expiration of the Standby Letter of Credit and whether a Demand is in proper and sufficient form to comply with the Standby Credit, which determination shall be conclusive and binding upon the Borrower, absent manifest error.

SECTION 7.Liability of the Borrower.  Neither the Issuer, nor any of the Issuer’s correspondents shall be liable for the actions or omissions of any person with respect to a Standby Letter of Credit issued hereunder.  The Borrower’s liability hereunder and in connection with the Standby Letters of Credit issued hereunder, includes but is not limited to: (i) the form, sufficiency, correctness, validity, genuineness, falsification and legal effect of any Demands and other documents or instruments relating to a Standby Letter of Credit issued hereunder and any general and particular conditions stipulated therein, (ii) the existence, form, sufficiency and breach of any contract, document or other instrument in connection with this Agreement and any Standby Letter of Credit issued hereunder (iii) any delay or failure to give any notice, demand, or protest, errors, omissions, delays or non-delivery of any message however sent, (iv) any other error, neglect or omission if done in good faith, and any action taken in good faith by the Issuer or any of the Issuer’s correspondents, and (v) failure of any person to comply with the terms of the Standby Letter of Credit; provided that this Section 7 shall not be construed to excuse the Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

SECTION 8.Terms of the Standby Letter of Credit.  Each Application Form submitted by the Borrower to request the issuance of a Standby Letter of Credit shall be deemed to incorporate the terms and conditions of this Agreement.    The Issuer, in its sole discretion, may from time to time modify the Application Form without the Borrower’s approval and the Borrower shall be bound by such modification and shall submit the appropriate Application Form for the issuance of a Standby Letter of Credit; provided that, without the prior written consent of the Borrower, no such modification of the Application Form shall include additional conditions precedent to the issuance of Standby Letters of Credit not described in Section 3 unless required by applicable law.

Without releasing the Borrower from any liability under this Agreement or any Standby Letter of Credit issued hereunder, the Issuer may, at the request of the Borrower or the Applicant: (i) increase the amount and extend the term of the Standby Letter of Credit, (ii) modify the terms and conditions governing the making and honoring of Demands and any other document, instrument or act to be carried out pursuant to the Standby Letter of Credit (the Standby Letter of Credit so increased, extended or modified and all action taken by Issuer or Issuer's correspondents pursuant to this Agreement or any Standby Letter of Credit issued hereunder, shall be binding upon Borrower as to all property, goods, documents and instruments covered hereby) and (iii) surrender from time to time to the persons designated by the Borrower or the Applicant (or their respective nominees) all or any part of any property, goods, documents and instruments against payments or other documents or instruments, executed by such persons, and deemed satisfactory by the Issuer.

SECTION 9.Indemnification and Expense Reimbursement.

(a) The Borrower shall indemnify and hold the Issuer and its successors, assigns and correspondents, and their respective directors, partners, officers, employees, agents and affiliates harmless from all liability, claims, demands, losses and expenses, including reasonable attorneys’ fees and other charges arising under or in connection with this Agreement and the Standby Letters of Credit issued hereunder. Acceptance by the Issuer of partial or delinquent payments or failure by the Issuer to exercise any right, power or remedy shall not constitute a waiver of the Borrower’s Obligations hereunder or a modification of this Agreement.  The Issuer, its successors and its assigns have all rights, powers and remedies indicated herein and provided by law, and may exercise such rights, proceed against any security and effect any set-off for the Borrower’s Obligations at any time notwithstanding any cessation of Borrower's liability or running of any statute of limitations, which Borrower hereby waives to the fullest extent permitted by law.

(b) The Borrower shall pay to the Issuer, upon the execution of this Agreement, and otherwise on demand, all reasonable and documented out-of-pocket costs and expenses incurred by the Issuer in connection with the preparation, negotiation and delivery of this Agreement and the other Facility Documents, the administration thereof,  and any modifications thereto, and the collection of all of the Obligations, including but not limited to enforcement actions with respect thereto, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, recording and filing fees and taxes.

(c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against the Issuer and its successors, assigns and correspondents, and their respective directors, partners, officers, employees, agents and affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or any Standby Letter of Credit.

SECTION 10.Borrower’s Representations and Warranties.  The Borrower represents and warrants to the Issuer (which representations and warranties shall be deemed to be repeated by the Borrower on each day on which any Application Form is submitted hereunder) that:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation;

(b) It is duly qualified, in good standing and authorized to do business in each jurisdiction to the extent required by applicable law, regulation or rule, except where the failure to do so could not reasonably be expected to result in a material adverse effect on its business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise);

(c) It has the power to enter into and perform its obligations under this Agreement, and has taken all necessary action to authorize such execution, delivery and performance;

(d) The execution, delivery and performance of this Agreement by the Borrower does not and will not violate or conflict with any applicable law, any provision of its organizational documents, any order or judgment of any court or other agency of government or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(e) All governmental and other consents, authorizations, approvals, licenses and orders that are required to have been obtained with respect to this Agreement and the transactions contemplated herein have been obtained and are in full force and effect and all conditions of any such consents, authorizations, approvals, licenses and orders have been complied with;

(f) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(g) No Event of Default or Default has occurred or is continuing, and no Event of Default or Default would occur as a result of its entering into or performing its obligations hereunder;

(h) There is no action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency, official or arbitrator, pending or, to its knowledge, threatened against the Borrower or any of its subsidiaries (i) that involves the legality, validity or enforceability of this Agreement or its ability to perform its obligations under this Agreement or (ii) that if adversely determined, could reasonably be expected to result in a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower, or (b) the validity or enforceability of any of the Facility Documents or the rights or remedies of the Issuer or the ability of the Borrower to perform its obligations thereunder;

(i) Neither the Borrower nor any Applicant is listed on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001), and/or any other list maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders or otherwise subject to any sanction imposed pursuant to an OFAC implemented regulation;

(j) the Borrower is Solvent; and

(k) The Facility Documents do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement or the Facility Documents, when taken as a whole at the time made, not misleading in light of the circumstances under which such statements were made.  There is no fact known to the Borrower which materially adversely affects or could reasonably be expected to result in a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower, or (b) the validity or enforceability of any of the Facility Documents or the rights or remedies of the Issuer or the ability of the Borrower to perform its obligations thereunder.

SECTION 11 Event of Default.  The occurrence and continuation of any of the following events or conditions shall constitute an Event of Default under this Agreement:

(a)	The Borrower fails to pay when due or otherwise perform any of the Obligations hereunder or pursuant to a Standby Letter of Credit issued hereunder;
(b)	An action for bankruptcy, reorganization, restructuring, declaration of insolvency, dissolution is commenced by or against the Borrower or the Borrower is unable to pay its debts when they become due;
(c)

Any representation or warranty made by Borrower hereunder or under any Facility Document or the Revolving Credit Agreement shall have been untrue or incorrect in any material respect when made or deemed made;

(d)

The occurrence of any event under any agreement or instrument involving the extension of credit to Borrower in an aggregate amount in excess of $750,000 which gives the holder of such obligation the right to accelerate its maturity, whether or not such right is exercised;

(e)

The Borrower, without the prior written consent of the Issuer, becomes a party to any merger, amalgamation or consolidation or transfers all or substantially all of its assets to another person or entity that is not permitted by the Revolving Credit Agreement; or

(f)	Any “Event of Default” (as defined in the Revolving Credit Agreement) shall occur under the Revolving Credit Agreement;

then Issuer, in its sole discretion, may: (i) require the Borrower to pay or deposit with Issuer cash in an amount equal to up to 103% of the face amount of all undrawn Standby Letters of Credit then outstanding, which cash shall be held as collateral security for the performance by the Borrower of its obligations hereunder; (ii) declare all other amounts owing hereunder or under any other Facility Document immediately due and payable without demand or notice and the Borrower shall pay to or deposit with Issuer the amount thereof; (iii) waive any default, provided however that such waiver shall not be deemed a waiver of any prior or subsequent default; (iv) take such action as the  Issuer in its sole discretion deems necessary or desirable to remedy any default, provided however that such action shall not be deemed a waiver of such default or any prior or subsequent default, (v) terminate the financial arrangement under this Agreement and elect not to renew any Standby Letter of Credit or cause the Borrower to provide a substitute issuing bank; or (vi) take any other action available to a creditor pursuant to the terms of any Facility Document or applicable law, either by suit in equity or by action at law, or both, including for specific performance of any covenant or other agreement contained in any Facility Document or in aid of the exercise of any power granted in any Facility Document.  The Borrower hereby agrees and undertakes to notify the Issuer within five (5) business days after discovering or obtaining knowledge of any condition or event constituting a Default or Event of Default or that, with the lapse of time would constitute an Event of Default.

SECTION 12Increased Costs; Illegality.  The Borrower hereby agrees to pay promptly after the Issuer’s demand therefor any increased costs arising from (a) any Change in Law, or (b) reserve requirements (except as reflected in the definition of Adjusted LIBO Rate), or any changes in existing reserve requirements, imposed on Issuer with respect to this Agreement or any Standby Letter of Credit issued hereunder.  If any of the above-mentioned measures, or any other similar measure, should result in (i) any increase in the cost to Issuer of issuing and maintaining the Standby Letter of Credit issued pursuant to this Agreement or of any transaction hereunder and thereunder, or (ii) any reduction in the amount of principal, interest or any fee receivable by the Issuer in respect of this Agreement or any Standby Letter of Credit issued hereunder, the Issuer shall provide the Borrower with a certificate specifying the amount so demanded, which certificate shall be conclusive and binding on the Borrower in the absence of manifest error, and the Borrower shall pay to Issuer upon demand such increased cost or reduction.

If, at any time, the Issuer determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, or (ii) the Issuer determines that the Adjusted LIBO Rate will not adequately and fairly reflect the cost to Issuer of making or maintaining its extensions of credit hereunder, then then the Issuer shall give notice thereof to the Borrower by telephone, telecopy or e-mail as promptly as practicable thereafter and, until the Issuer notifies the Borrower that the circumstances giving rise to such notice no longer exist, the Letter of Credit Fees and all Obligations hereunder shall bear interest by reference to the Base Rate.

Without duplication of any other rights that the Issuer has  hereunder, if the Issuer determines that any law has made it unlawful, or that any governmental authority has asserted that it is unlawful for the Issuer to make, maintain or fund any extension of credit whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any governmental authority has imposed material restrictions on the authority of the Issuer to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Issuer to the Borrower, the interest rate applicable to all Obligations hereunder shall, if necessary to avoid such illegality, be determined by Issuer by reference to the Base Rate, in each case until the Issuer notifies the Borrower that the circumstances giving rise to such determination no longer exist.

SECTION 13.Right of Set-Off.  In addition to any rights or remedies now or hereafter granted under applicable law or otherwise, if an Event of Default shall have occurred or be continuing, the Issuer, in its own discretion, may (but shall not be obliged to) set-off against any Borrower’s obligation due and payable by the Borrower under this Agreement or any Standby Letter of Credit issued hereunder on which a demand has been made by the Beneficiary, any moneys held by the Issuer for the account of the Borrower and in any currency whether or not such monies are then due and payable.  The Issuer shall promptly thereafter notify the Borrower of any such set-off.

SECTION 14 Notices.  All notifications, requests, demands and other communications hereunder to either the Issuer or the Borrower shall be in writing, unless otherwise advised by notice by the Party changing its notice information to the other Party.  Any communication shall be deemed effective only upon receipt at the following addresses:

If to the Borrower, to:

Capital Southwest Corporation

Lincoln Center Tower

5400 LBJ Freeway, Suite 1300

Dallas, TX 75240

Attention:  Michael Sarner

Telephone:  214-884-3829

Facsimile:  214-238-5701

E-mail:  msarner@capitalsouthwest.com

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP
811 Main Street, Suite 2500
Houston, Texas 77002
Telephone: (713) 951-5803
Facsimile: (832) 397-8012
E-mail: Cassandra.Mott@tklaw.com

If to the Issuer, to:

ING Capital LLC

1133 Avenue of the Americas

New York, New York 10036

Attention:  Grace Fu

Telephone:  (646) 424-7213

Facsimile:  (646) 424-6919

E-mail:  grace.fu@ing.com

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention:  Jay R. Alicandri, Esq.

Telephone:  (212) 698-3800

Facsimile:  (212) 698-3599

E-mail:  jay.alicandri@dechert.com

The Borrower shall give the Issuer prior written notice of any change in its place of business and address.

Such communications shall be deemed effective (a) if sent by United States Postal Service registered or certified mail, postage prepaid and return receipt requested, in an envelope addressed as aforesaid, when received, (b) if sent to an officer of the recipient, at the time of receipt such officer, or (c) if sent by facsimile or electronic mail, when that transmission is received by the recipient in legible form.  Furthermore, the Borrower authorizes the Issuer to execute any of Borrower’s duly signed Application sent to the Issuer via fax without need for further confirmation.  The Issuer reserves the right to verify, from time to time, at its sole discretion, such Applications directly by telephone.

Section 15.Waiver and Modification.  (a) No failure or delay by the Issuer in exercising any right or power under this Agreement or any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The Issuer’s rights and remedies under this Agreement and the other Facility Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any Facility Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) No amendment, modification or waiver of any provision of this Agreement or any of the Standby Letters of Credit issued hereunder and no consent by the Issuer to any departure therefrom shall be effective unless such amendment, modification or waiver shall be in writing and signed by two duly authorized officers of the Issuer and a duly authorized officer of the Borrower, and the same shall then be effective only for the period and on the conditions and for the specified instances specified in writing.

SECTION 16Entire Agreement; Counterparts; Severability.

(a)This Agreement and the Standby Letters of Credit issued hereunder constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all oral communication and prior writings with respect thereto.

(b) This Agreement may be executed and delivered in counterparts, each of which, when so executed and delivered, will be deemed an original and all of which, taken together, shall constitute one instrument. Delivery of an executed signature page of this Agreement by electronic means that reproduce an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof.

(c) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 17.Successors and Assigns.  This Agreement and the Standby Letters of Credit issued hereunder shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, the Borrower may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Issuer.

SECTION 18Governing Law.  Except as otherwise provided herein or in any Application issued pursuant hereto, the UCP and ISP, as in force on the date of issuance of each Standby Letter of Credit hereunder, shall in all respects be deemed a part hereof and incorporated by reference herein, and this Agreement, each other Facility Document and (unless the Issuer otherwise agrees in writing) each Standby Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York and the UCP AND ISP (“Governing Laws”).  The Borrower hereby acknowledges that (i) if a Standby Letter of Credit indicates that the same is governed by any laws, regulations or rules other than the Governing Laws (“Specified Laws”) and (ii) the Issuer makes payment under the thereunder, in compliance with the Specified Laws, Borrower shall pay to the Issuer any and all the amounts indicated in Section 4, notwithstanding any contrary provisions of the Specified Laws or any other applicable laws or regulations.  No provision of the Governing Laws or the Specified Laws, now existing or as they may be changed from time to time, shall be used or relied upon or in any way raised as a defense by Borrower to any payment Borrower is obligated to make hereunder.

SECTION 19.  Submission to Jurisdiction.  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Issuer may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

SECTION 20.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 21EU Bail-In.  Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:  (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.  For purposes of this Section 21, “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent; “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway; “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 22.USA PATRIOT Act.  The Issuer hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Issuer to identify the Borrower in accordance with the Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ISSUER:		BORROWER:

ING CAPITAL LLC		CAPITAL SOUTHWEST CORPORATION

By:	/s/ Patrick Frisch	By:	/s/ Michael Sarner
Name:	Patrick Frisch	Name:	Michael Sarner
Title:	Managing Director	Title:	Chief Financial Officer

By:	/s/ Grace Fu
Name:	Grace Fu
Title:	Director

Schedule I

Issuer Account Info

Bank Name:	JP Morgan Chase Bank, N.A., New York, NY
ABA/Routing No.:	0210 0002 1
Account Name:	ING Capital LLC Loans Agency
Account No.:	066 297 311
Attention:	Mark LaGreca
Reference:	Capital Southwest Corporation

Exhibit A

Application Form

[Attached hereto]

[DATE]

ING CAPITAL LLC

1335 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

ATTN: GRACE FU

FAX : 646-424-7213

RE : IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF [________]

THIS LETTER OF CREDIT APPLICATION IS SUBJECT TO THE TERMS AND CONDITIONS OF THE

MASTER REIMBURSEMENT AGREEMENT BETWEEN ING CAPITAL LLC AND CAPITAL SOUTHWEST

CORPORATION DATED APRIL [__], 2018.

PLEASE ISSUE AN IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF:

TO: [____________]

[____________]

[____________]

ATTN: [____________]

TEL: [____________]

FAX: [____________]

EMAIL: [____________]

CC: CAPITAL SOUTHWEST CORPORATION

LINCOLN CENTER TOWER

5400 LBJ FREEWAY, SUITE 1300

DALLAS, TX 75240

ATTN: MICHAEL SARNER

TELEPHONE: 214-884-3829

FAX: 713-230-1251

EMAIL: MSARNER@CAPITALSOUTHWEST.COM

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER --------------- IN

FAVOR OF YOURSELVES BY ORDER AND FOR ACCOUNT OF [BENEFICIARY], [LOCATION], AVAILABLE

AT SIGHT FOR AN AMOUNT OF [_________] U.S. DOLLARS AGAINST:

1- [DESCRIPTION].

2- [DESCRIPTION].

SPECIAL CONDITIONS

------------------

- THE AMOUNT AVAILABLE FOR DRAWING UNDER THIS LETTER OF CREDIT WILL BE REDUCED

BY THE AMOUNT OF ANY PAYMENTS MADE OUTSIDE THIS LETTER OF CREDIT TO

[BENEFICIARY] IF SUCH PAYMENTS ARE MADE THROUGH ING CAPITAL LLC, NEW YORK AND

REFERENCE THIS LETTER OF CREDIT.

- PARTIAL SHIPMENTS AND PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

- DOCUMENTS MUST BE PRESENTED AT OUR COUNTERS NOT LATER THAN [DATE].

- TYPOGRAPHICAL AND SPELLING ERRORS, WITH EXCEPTION OF QUANTITY, AMOUNT, AND

MERCHANDISE DESCRIPTION ARE NOT CONSIDERED DISCREPANCIES.

- COMMERCIAL INVOICE(S) REFERENCED ABOVE IN EXCESS OF THE U.S. DOLLAR AMOUNT OF THIS

LETTER OF CREDIT IS ACCEPTABLE, HOWEVER, PAYMENT NOT TO EXCEED VALUE OF THIS CREDIT.

- ALL BANKING CHARGES EXCEPT THOSE OF THE OPENING BANK'S ARE FOR BENEFICIARY'S

ACCOUNT.

- THIS LETTER OF CREDIT SHALL TAKE EFFECT IN ACCORDANCE WITH ITS TERMS BUT SUCH

TERMS SHALL NOT ALTER, ADD TO, OR IN ANY WAY AFFECT THE TERMS OF THE MASTER

REIMBURSEMENT AGREEMENT BETWEEN ING CAPITAL LLC AND CAPITAL SOUTHWEST CORPORATION TO

WHICH THIS LETTER OF CREDIT RELATES.

- WE HEREBY ENGAGE WITH THE BENEFICIARY THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE

WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION AS SPECIFIED.

- THIS ELECTRONIC COPY IS THE OPERATIVE INSTRUMENT UNTIL RECEIPT OF ORIGINAL LETTER

OF CREDIT.

- THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS

(2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 600.

ING CAPITAL LLC, NEW YORK

=======================================

VERY TRULY YOURS,

CAPITAL SOUTHWEST CORPORATION

BY:

NAME:

TITLE: